EXHIBIT C

               Connecticut Statutory Short Form Power of Attorney

           Notice: The powers granted by this document are broad and sweeping. They are defined in Connecticut Statutory Short Form Power of Attorney Act, sections 1-42 to 1-56 inclusive, of the general statutes, which expressly permits the use of any other or different form of power of attorney desired by the parties concerned. The grantor of any power of attorney or the attorney-in-fact may make application to a court of probate for an accounting as provided in subsection (b) of section 45a-175.

           Know All Men by These Presents, which are intended to constitute a GENERAL POWER OF ATTORNEY pursuant to Connecticut Statutory Short Form Power of Attorney Act:

           That I, Martha Stewart, c/o Martha Stewart Living Omnimedia, Inc., 19 Newtown Turnpike, 2nd Floor, Westport, CT 06880, do hereby appoint Alexis Stewart, 27 North Moore Street, Apt. PH-E, New York, NY 10013, my attorney-in-fact TO ACT...

           If more than one agent is designated and principal wishes each agent alone to be able to exercise the power conferred, insert in this blank the word "severally" . Failure to make any insertion or the insertion of the word "jointly" shall require the agents to act jointly.

           First: In my name, place and stead in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Connecticut Statutory Short Form Power of Attorney Act to the extent that I am permitted by law to act through an agent:

           (Strike out and initial in the opposite box any one or more of the subdivisions as to which the principal does NOT desire to give the agent authority. Such elimination of any one or more of subdivisions (A) to (L), inclusive, shall automatically constitute an elimination also of subdivision
(M).)

           To strike out any subdivision the principal must draw subdivision a line through the text of the subdivision AND write his initials in the box opposite.

            ---(A)----- real estate transactions;----------------------  (MS)
               (B)      chattel and goods transactions;                  (  )
               (C)      bond, share and commodity transactions;          (  )
               (D)      banking transactions;                            (  )
               (E)      business operating transactions;                 (  )
               (F)      insurance transactions;                          (  )
           --- (G)----- estate transactions;---------------------------- (MS)
           --- (H)----- claims and litigation;-------------------------- (MS)
               (I)      personal relationships and affairs;              (  )
           --- (J)----- benefits from military service;----------------- (MS)
               (K)      records, reports and statements;                 (  )
           --- (L)----- health care decisions;-------------------------- (MS)
           --- (M)----- all other matters; ----------------------------- (MS)

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           (Special provisions and limitations may be included in the statutory short form power of attorney only if they conform to the requirements of the Connecticut Statutory Short Form Power of Attorney Act).

           This power of attorney shall not be affected by my subsequent disability or incompetence.

           Second: With full and unqualified authority to delegate any or all of the foregoing powers to any person or persons whom my attorney(s)-in-fact shall select;

           Third: Hereby ratifying and confirming all that said attorney(s) or substitute(s) do or cause to be done.

           IN WITNESS WHEREOF I have hereunto signed my name and affixed my seal this 6th, day of October, 2004.




     /s/ Martha Stewart
--------------------------------
(Signature of Principal) (Seal)


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
STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

           On the 6th day of October, 2004, before me, the undersigned, personally appeared Martha Stewart, known to me (or satisfactory proof) to be the person whose name she subscribed to the within instrument and acknowledged that she executed the same for the purposes contained therein.

         IN WITNESS WHEREOF I hereunto set my hand.





                                                    /s/ Jenya Erica Stumacher
                                                   -----------------------------
                                                          Notary Public

           [SEAL]



My commission expires:

JENYA ERICA STUMACHER
Notary Public, State of New York
No. 02ST6059900
Qualified in Westchester County
Commission Expires December 26, 2006

-------------------------------------
(ACKNOWLEDGEMENT)



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